Exhibit 99.1

Innoveren Scientific Announces 510(k) Submission for SkinDiscTM Lite

First Commercial Product Submission from Company’s Robust Regenerative Medicine-Based Pipeline

CINCINNATI, OH / ACCESSWIRE / March 6, 2024 -- Innoveren Scientific Inc. (OTCQB: IVRN) (“Innoveren” or the “Company”), a life science company focused on becoming a leading biotech incubator, announced today that it has submitted a 510(k) premarket filing to the U.S. Federal Food and Drug Administration (FDA) for its SkinDiscTM Lite product.

SkinDiscTM Lite provides an active and protein-rich cellular matrix that is essential for structural support and cellular attachment during the wound-healing process that can be administered in an outpatient setting. The product maintains complete wound contact and depth fill during the healing process, resulting in rapid growth of the host tissue. SkinDiscTM Lite utilizes autologous platelet-rich plasma (PRP) and platelet poor plasma concentrate, from the patient’s own body, helping to mitigate any potential rejection of the product.

“The FDA submission for SkinDiscTM Lite represents a significant milestone for Innoveren Scientific in our journey to advance our new medical technologies in areas of unmet need across multiple indications,” said Michael Yurkowsky, Innoveren Scientific’s Chief Executive Officer. “With the use of PRP, which already has predicates in wound care cleared by the FDA, we are hopeful we will also receive clearance for SkinDiscTM Lite, allowing us to continue to advance our pipeline and submit a 510(k) submission for SkinDiscTM Ultra in the coming quarters.”

Innoveren Scientific is prepared to submit a second 510(k) De Novo submission for SkinDiscTM Ultra should clearance be received for SkinDiscTM Lite. SkinDiscTM Ultra is an operating room-only product for limb salvage that utilizes bone marrow aspirate (BMA).

The Company is also making progress on advancing its BreatheEasy product, a medical device that helps patients struggling with chronic obstructive pulmonary disease (COPD), as well as other closely related diseases such as chronic bronchitis and emphysema. The Company is on track for a 510(k) De Novo submission later this year once additional clinical work has been completed.

About Innoveren Scientific Inc.

Innoveren Scientific Inc., formerly known as H-CYTE, Inc. is a life science and biotech incubator company, focused on advancing new technologies in areas of unmet need across multiple indications, with the ultimate goal of improving patient lives. The company invests in and fosters innovative technologies that are supported by a strong scientific foundation, which have relatively short timelines and low costs to achieve meaningful value inflection points. For more information about Innoveren, please visit www.InnoverenScientific.com.

Safe Harbor Statement

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While Innoveren believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those outlined in Innoveren’s filings with the SEC, including but not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. Innoveren expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Innoveren Investor Contact:

Alpha IR Group

Jackie Marcus or Josh Carroll

IVRN@alpha-ir.com

312-445-2870

Source: Innoveren Scientific Inc.